KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                          50 WEST BROADWAY (300 SOUTH)
                         SALT LAKE CITY, UTAH 84101-2034
ATTORNEYS AT LAW                                      TELEPHONE:  (801) 531-7090
www.klmlaw.com                                        TELECOPY:  (801)  531-7091


                                  May 20, 2002




Board of Directors
Scientific Energy, Inc.
630 North 400 West
Salt Lake City, Utah  84103

         Re:      Scientific Energy, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have been engaged by Scientific Energy, Inc. (the "Company"), to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

         In connection with this engagement, we have examined the following:

                1.      Articles of incorporation of the Company;

                2.      Bylaws of the Company;

                3.      The Registration Statement; and

                4.      Unanimous consents of the Company's board of directors.

         We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

         Based upon the above examination, we are of the opinion that the Common Stock to be sold pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under Nevada law.

         This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                              Sincerely,

                                              /S/ KRUSE, LANDA & MAYCOCK, L.L.C.

                                              KRUSE, LANDA & MAYCOCK, L.L.C.